Exhibit 99.1

EMPLOYMENT AGREEMENT

AGREEMENT dated as of the 19th day of June, 2017, by and among Cleantech Solutions International, Inc., a Delaware corporation with its principal office at No. 9 Yanyu Middle Road, Qianzhou Township, Huishan District, Wuxi City, Jiangsu Province, China (the “Company”), and Parkson Yip, whose address is 42RA, The Rise, 63 Yau Ma Hom Road, Tsuen Wan, N.T., Hong Kong (“Executive”).

WITNESSETH:

WHEREAS, the Company desires to employ Executive to serve as its Chief Operating Officer and Executive desires to be employed by the Company on the terms and conditions herein provided; and

WHEREAS, the Company and Executive desire to set forth the terms of Executive’s employment with the Company;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Employment and Duties. Subject to the terms and conditions hereinafter set forth, the Company hereby employs Executive as its Chief Operating Officer during the Term, as hereinafter defined. In this capacity, Executive will report to the Company’s Board of Directors and shall have full responsibility and authorization for such duties as are customarily and normally associated with the position of Chief Operating Officer of a publicly-traded company, including but not limited to: assist the Company in developing new business initiatives, oversee the operations of the various business units of the Company, and participate in road shows and investor conferences. Executive hereby accepts the employment contemplated by this Agreement.

2. Term This Agreement shall have an Initial Term commencing on the date of this Agreement and ending at 11:59 p.m. on May 31, 2018 and shall continue on a month-to-month basis thereafter with each additional term ending at 11:59 p.m. on the last day of the calendar month; unless terminated by either party on not less than 30 days’ written notice prior to the expiration of the Initial Term or any extension, unless otherwise terminated as provided in this Agreement. The Initial Term and any extension are referred to as the “Term.”

3. Full Time & Best Efforts. During the Term, Executive shall perform his duties diligently, in good faith and in a manner consistent with the best interests of the Company. Executive will devote substantially all of his business time, attention and efforts as is reasonably necessary to the performance of his duties under this Agreement. Executive may not undertake any other paid work without the prior express written consent of the Company’s Board of Directors, which consent may be revoked at any time in the Company’s sole discretion. However, nothing in this paragraph shall preclude Executive from continuing to sit on any corporate board of directors on which he sits as of the date of this Agreement or from receiving compensation therefrom.

4. Compensation. For his services during the Term, the Company shall pay Executive the following:

(a) Salary. Executive shall receive a salary (“Salary”) at the annual rate of US$150,000 per annum, which amount is payable in accordance with the Company’s customary payroll practices in equal installments no less frequently than monthly. Executive’s Salary shall be subject to annual review by the compensation committee of the Board of Directors (the “Compensation Committee”). Any change in the Executive’s Salary and the amount of any such change are within the sole discretion of the Compensation Committee.

(b) Sign-On Bonus. Executive shall receive a bonus (the “Sign-on Bonus”) at the amount of US$19,250 on signing of this Agreement.

(c) Time Off. Employee shall be entitled to such annual paid vacation in accordance with the Company’s policy applicable to senior executive officers from time to time in effect, but not less than fifteen days per calendar year, in addition to any national holidays in the United States of America. Executive shall also be entitled to sick days and personal days as are consistent with the Company’s policies in effect from time to time.

(d) To the extent offered and maintained by the Company, Executive shall be entitled to participate in the Employer’s healthcare plans, welfare benefit plans, fringe benefit plans, profit sharing plans, and any qualified or non-qualified retirement plans as may be in effect from time to time, on the same basis as those benefits are made available to the other similarly situated employees of the Company, in accordance with the Company policy as in effect from time to time and in accordance with the terms of the applicable plan documents (if any). Nothing in this Agreement shall be construed as requiring the Company or any affiliate of the Company to offer or maintain any particular employee benefit plan or program or preclude the Company from terminating same from time to time.

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5. Reimbursement of Expenses. The Company shall reimburse Executive, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket business expenses reasonably and actually incurred by Executive during the Term in connection with the performance of his duties pursuant to this Agreement in accordance with the Company’s expense reimbursement policy. If the Company requires Executive to travel, the Company will pay (or reimburse Executive for) only coach fare.

6. Termination of Employment. This Agreement may terminate prior to the expiration of the Initial Term or the then-current renewal term by mutual written agreement, or as provided in Section 2 above, or by reason of any of the following:

(a) Termination Upon Death or Disability. This Agreement shall terminate upon Executive’s death. This Agreement and Executive’s employment pursuant to this Agreement may be terminated by the Executive or the Company on not less than 30 days’ written notice in the event of Executive’s Disability. The term “Disability” shall mean any physical or mental illness, disability or incapacity of the Executive which prevents him from substantially performing his regular duties, as determined by a licensed physician, for a period of two consecutive months or three months, even though not consecutive, in any twelve-month period. The Company reserves the right to select a physician to independently make this determination.

(b) Termination by the Company for Cause. This Agreement and Executive’s employment pursuant to this Agreement may be immediately terminated by the Company for Cause. The term “Cause” shall mean:

(i) repeated failure or refusal of Executive to follow instructions from the Board of Directors, or the Company’s Chief Executive Officer, provided that such instructions are reasonable, specific, lawful and consistent with Executive’s duties as set forth in Section 1 of this Agreement,; provided, however, that Executive shall have received notice from the board of directors or a committee thereof specifying the nature of such failure in reasonable detail and Executive shall have failed to cure the failure within five business days after receipt of such notice;

(ii)  willful neglect or material breach of duty by Executive under this Agreement, any other failure or refusal by Executive to perform his duties required by Section 1 of this Agreement;

(iii) a breach of Sections 7, 8, 9 or 10 of this Agreement;

(iv)  a breach of trust whereby Executive obtains personal gain or benefit at the  expense of or to the detriment of the Company or any of its affiliates, or misappropriation of Company assets;

(iv) any fraudulent or dishonest conduct by Executive or any other conduct by Executive which damages the Company or any of its affiliates or their property, business or reputation;

(v) a conviction of, or guilty plea or plea of nolo contendere by, of Executive of (x) any felony or (y) any other crime involving fraud, theft, embezzlement, moral turpiturde or use or possession of illegal substances; or

(vi) the admission to the Company, or any of its employees or agents, by Executive of any matters set forth in Section 6(a)(v) of this Agreement.

(c) Termination by the Executive for Breach by the Company. Executive shall have the right to terminate his employment under this Agreement on not less than ten (10) days’ written notice to Company for any material breach of this Agreement by Company, which is not cured by Company within thirty (30) days of the written notice of such breach by Executive. If Executive shall terminate this Agreement pursuant to this Section 6(c), Executive shall be entitled to receive one month’s Salary as a severance payment, and the Company shall have no further obligations to Executive except pursuant to Section 6 of this Agreement or as otherwise required by law.

(d) Termination by the Company Without Cause. The Company may terminate this Agreement without Cause on thirty days’ prior written notice, in which event the Company shall pay Executive severance of one month’s Salary.

(e) Resignation by Executive. In the event of Executive’s resignation or termination of his employment with the Company other than pursuant to Section 6(c) of this Agreement, the Company shall have no obligation to Executive from the date of such resignation or other termination of employment other than as provided in Sections 2 and 4 of this Agreement or as required by law.

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(f) Obligations on Early Termination. In the event this Agreement is terminated by the Company for any reason other than without Cause or by Executive for any reason other than pursuant to Section 6(c) of this Agreement, the Company shall be obligated to pay Executive only any unpaid base salary for services rendered up to and including the date of termination and any unreimbursed business expenses incurred prior to the date of termination, and the Company shall have no further financial obligation to Executive.

7. Trade Secrets and Proprietary Information. For the purposes of Sections 7 through 10 of this Agreement, the term “Company” shall include the Company, and any subsidiaries and affiliates.

(a) Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future Confidential Information, and that by virtue of Executive’s employment with the Company will be made privy to Confidential Information. “Confidential Information” shall mean all information of a proprietary or confidential nature relating to Covered Persons, including, but not limited to, such Covered Person’s trade secrets or proprietary information, know-how, marketing, services, products, business, research and development activities, methods of operation, models, plans, procedures, formulas, concepts, ideas, designs, inventions and discoveries, whether or not patentable or copyrightable, and information concerning such Covered Person’s services, business, customer or client lists, identities of clients, vendors, suppliers, consultants, customers providers of professional services, contractors, subcontractors, licensors, licensees, distributors, suppliers, joint venturers, and/or customers, proposed services, marketing strategy, business strategy, pricing policies specifications, drawings, processes and techniques, financial information, assets, purchase or acquisition costs, sales figures, revenue, stock levels, passwords, data, proposals, systems, databases, products, deliverables, reports, applications, resources, and all other intellectual property, as well as the requirements of its clients and relationships with its lenders, suppliers, licensors, licensees and others with which a Covered Person has a business relationship, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its businesses, any business in which it proposes to engage. In further consideration for the Company’s promises herein, Executive agrees that he will not at any time use or disclose to any person any Confidential Information relating to Company, whether privately and publicly, and whether by electronic, written or oral means, in person, by phone, by voicemail, by text message, by email and by any other electronic means, including on the internet via a blog post or comment, vlog, instant message, video, any online conversation, and on any social media sites or applications, including, but not limited to, Facebook (including Facebook Messenger), Twitter, Instagram, Snapchat, LinkedIn, YouTube, Vimeo, Reddit, Pinterest, Tumblr, and Google+; provided, however, that nothing in this Section 7(a) shall be construed to prohibit Executive from using or disclosing such information if he can demonstrate that such information (i) became public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure; (ii) was disclosure that was authorized by the Company; or (iii) providing Confidential Infromation in compliance with a valid court order issued by a court of competent jurisdiction, providing Executive takes reasonable steps to prevent dissemination of such Confidential Information. The term “Covered Person” shall include the Company, any subsidiaries and affiliates and any other person who provides information to the Company pursuant to a secrecy or non-disclosure agreement.

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(b) In the event that any Confidential Information is required to be produced by Executive pursuant to legal process (including judicial process or governmental administrative subpoena), Executive shall give the Company notice of such legal process within a reasonable time, but not later than ten business days prior to the date such disclosure is to be made, unless Executive has received less notice, in which event Executive shall immediately notify the Company. The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company’s cost and expense) in a timely manner so that Executive is not subject to penalties for failure to make such disclosure, Executive shall not make any disclosure until there has been a court determination on the Company’s objections. If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Executive shall make disclosure only to the extent that disclosure is required by the court order, and Executive will exercise reasonable efforts at the Company’s expense, to obtain reliable assurance that confidential treatment will be accorded the confidential information.

(c) Executive further realizes that any trading in Company’s common stock or other securities or aiding or assisting others in trading in Company’s common stock or other securities, including disclosing any material non-public information concerning Company or its affiliates to a person who uses such information in trading in the Company’s common stock or other securities, may constitute a violation of federal and state securities laws. Executive will not engage in any transactions involving the Company’s common stock or other securities while in the possession of material non-public information in a manner that would constitute a violation of federal and state securities laws and shall not disclose any material non- public information except pursuant to a confidentiality agreement approved by the Company’s Chief Executive Officer.

(d) Nothing in this Agreement prohibits or restricts the Executive (or Executive’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), any other self-regulatory organization or any other federal or state regulatory authority regarding this Agreement, or its underlying facts or circumstances, or the Company’s business activities, or a possible securities law violation. The Executive further understands that this Agreement does not limit the Executive’s ability to communicate with any securities regulatory agency or authority/government agencies or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority/government agency. This Agreement does not limit the Executive’s right to receive an award for information provided to any government agency/to the SEC staff or any other securities regulatory agency or authority. Nothing in this Agreement in any way prohibits or is intended to restrict or impede the Executive from exercising protected rights under Section 7 of the National Labor Relations Act/exercising protected rights, to the extent that such rights cannot be waived by agreement, or otherwise disclosing information to the United States Equal Employment Opportunity Commission or state or local fair employment practices agency as permitted by law.

(e) Application and Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Executive understands, acknowledges and agrees that Executive has been advised that the unauthorized access, appropriation, copying, or possession of Confidential Information with the intent to use or convert such information for the economic benefit of any person or entity other than the Company could subject Executive to criminal liability under the Economic Espionage Act of 1996. However, notwithstanding any other provision of this Agreement, Executive understands that Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of Confidential Information or a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive also understands that if Executive files a lawsuit for retaliation by the Company for Executive’s having reported a suspected violation of law, Executive may disclose the Company’s Confidential Information or trade secrets to my attorney and use the Confidential Information or trade secret information in the court proceeding if Executive files any document containing the Confidential Information/trade secret under seal and does not disclose the trade secret, except pursuant to court order.

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8. Proprietary Information.

(a) For purposes of this Agreement, “Proprietary Information” shall mean any information, observation, data, written material, record, document, software, firmware, invention, discovery, improvement, development, tool, machine, apparatus, appliance, design, promotional idea, customer list, practice, process, formula, method, technique, trade secret, product and/or research related to the actual or anticipated research, marketing strategies, pricing information, business records, development, products, organization, business or finances of the Company. Proprietary Information shall not include information in the public domain as of execution of this Agreement except through any act or omission of Executive.

(b) All right, title and interest of every kind and nature whatsoever in and to the Proprietary Information made, discussed, developed, secured, obtained or learned by Executive during the term of this Agreement shall be the sole and exclusive property of the Company for any purposes or uses whatsoever, and shall be disclosed promptly by Executive to the Company. The covenants set forth in the preceding sentence shall apply regardless of whether any Proprietary Information is made, discovered, developed, secured, obtained or learned (i) solely or jointly with others, (ii) during the usual hours of work or otherwise, (iii) at the request and upon the suggestion of the Company or otherwise, or (iv) with the Company’s materials, tools, instruments or on the Company’s premises or otherwise.

(c) All Proprietary Information developed, created, invented, devised, conceived or discovered by Executive that is subject to copyright protection is explicitly considered by Executive and the Company to be works made for hire to the extent permitted by law. Executive hereby forever fully releases and discharges the Company, and the Company and their respective officers, directors and employees, from and against any and all claims, demands, damages, liabilities, costs and expenses of Executive arising out of, or relating to, any Proprietary Information. Executive shall execute any documents and take any action the Company may deem necessary or appropriate to effectuate the provisions of this Agreement, including without limitation assisting the Company in obtaining and/or maintaining patents, copyrights or similar rights to any Proprietary Information assigned to the Company, if the Company, in their sole discretion, requests such assistance. Executive shall comply with any reasonable rules established from time to time by the Company for the protection of the confidentiality of any Proprietary Information.

(d) Executive irrevocably appoints the Chief Executive Officer of the Company to act as Executive’s agent and attorney-in-fact to perform all acts necessary to obtain and/or maintain patents, copyrights and similar rights to any Proprietary Information assigned by Executive to the Company under this Agreement if (a) Executive refuses to perform those acts, or (b) is unavailable, within the meaning of any applicable laws. Executive acknowledges that the grant of the foregoing power of attorney is coupled with an interest and shall survive the death or disability of Executive. Executive shall promptly disclose to the Company, in confidence (a) all Proprietary Information that Executive creates during the term of this Agreement, and (b) all patent applications, copyright registrations or similar rights filed or applied for by Executive within six months after termination of this Agreement. Any application for a patent, copyright registration or similar right filed by Executive within six months after termination of this Agreement shall be presumed to relate to Proprietary Information created by Executive during the term of this Agreement, unless Executive can prove otherwise.

(e) Nothing contained in this Agreement shall be construed to preclude the Company from exercising all of its rights and privileges as sole and exclusive owner of all of the Proprietary Information owned by or assigned to the Company under this Agreement. The Company, in exercising such rights and privileges with respect to any particular item of Proprietary Information, may decide not to file any patent application or any copyright registration on such Proprietary Information, may decide to maintain such Proprietary Information as secret and confidential, or may decide to abandon such Proprietary Information or dedicate it to the public. Executive shall have no authority to exercise any rights or privileges with respect to the Proprietary Information owned by or assigned to the Company under this Agreement.

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9. Executive’s Obligations Upon Termination of this Agreement. Executive shall, upon expiration or termination of the Term, or earlier at the request of the Company:

(a) turn over to the Company or destroy all documents, papers, computer disks or other material in Executive’s possession or under Executive’s control which may contain or be derived from Confidential Information. To the extent that any confidential information is on Executive’s hard drive or other storage media, he shall, upon the request of the Company, cause either such information to be erased from his computer disks and all other storage media or otherwise take reasonable steps to maintain the confidential nature of the material.

(b) deliver all Proprietary Information to the Company on the date of the termination of this Agreement and Executive may not retain copies of such records, documents or papers without prior written consent of an authorized officer or director of the Company.

(c) return all keys, computers, phones, equipment, supplies, passwords, lists, records and other property of the Company, plus Executive’s personal calendars, diaries and personal computers, if they contain any Confidential or Proprietary Information. The Company shall have a period of thirty (30) working days to delete any confidential or proprietary information found in Executive’s personal calendar, diary or computer(s) and return Executive’s personal property to Executive. The Company shall not be responsible for any damage caused to Executive’s personal property, unless such damage was caused intentionally or due to gross negligence. The removal of paper and/or loss of data or programs shall not be considered damage to personal property.

10. Covenant Not To Solicit or Compete.

(a) During the period from the date of this Agreement until one year following the date on which Executive’s employment is terminated, Executive will not, directly or indirectly:

(i) persuade or attempt to persuade any person which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms “customer” and “client” as used in this Section 10 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive’s employment or consulting relationship hereunder or during the twelve (12) months preceding the termination of his employment; or

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(ii) solicit for himself or any other person other than the Company the business of any person which is a customer or client of the Company, or was a customer or client of the Company within one (1) year prior to the termination of his employment or consulting relationship; provided, that this Section 10(a)(ii) shall not apply to businesses which are not engaged in any business in which the Company was engaged or planned to be engaged during the Term; or

(iii) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the termination of this Agreement, to leave the Company’s employ, or to become employed by any person in any business, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement.

(b) Executive will not, during or after the Term, make any disparaging statements concerning the Company, its business, officers, directors and employees that could injure, impair, damage or otherwise affect the relationship between the Company, on the one hand, and any of the Company’s employees, suppliers, customers, clients or any other person with which the Company has or may conduct business or otherwise have a business relationship of any kind and description. The Company will direct senior management with knowledge of this agreement not make any disparaging statements concerning Executive. This prohibition on disparagement applies to statements made privately and publicly, and whether by electronic, written or oral means, in person, by phone, by voicemail, by text message, by email and by any other electronic means, including on the internet via a blog post or comment, vlog, instant message, video, any online conversation, and on any social media sites or applications, including, but not limited to, Facebook (including Facebook Messenger), Twitter, Instagram, Snapchat, LinkedIn, YouTube, Vimeo, Reddit, Pinterest, Tumblr, and Google+. This Section 10(b) shall not be construed to prohibit the either party from giving factual information concerning the other party in response to inquiries that such party believes are bona fide or pursuant to legal process.

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(c) Executive acknowledges that the restrictive covenants contained in Sections 7 through 10 of this Agreement (the “Restrictive Covenants”) are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court or arbitrator determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court or arbitrator determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

(d) Nothing in this Section 10 shall be construed to prohibit Executive from owning a passive, non-management interest of less than 5% in any public company that is engaged in activities prohibited by this Section 10.

11. Injunctive Relief. Executive agrees that his violation or threatened violation of any of the provisions of Sections 7 through 10 of this Agreement shall cause immediate and irreparable harm to the Company for which there is no adequate remedy at law. Accordingly, in the event of any breach or threatened breach of any of said provisions, directly or indirectly, by Executive, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction in New York, New York prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions, in addition to any and all other remedies available to the Company, including equitable relief to require specific performance of or prevent a breach under the provisions of this Agreement, without proof of any actual damages that have been or may be caused by such actual or threatened breach, and without the need to post a bond or other security. This Section 11 shall not affect or limit, and the injunctive relief provided in this Section 11shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Executive. During any breach of Section 10 of this Agreement, the period of restraint set forth therein shall be automatically tolled and suspended for the amount of time that the violation continues. The provisions of Sections 7 through 10 of this Agreement shall survive any termination of this Agreement and Executive’s employment relationship pursuant to this Agreement

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12. Indemnification.

(a) The Company shall provide Executive with payment of legal fees and indemnification to the maximum extent permitted by the Company’s certificate of incorporation, by-laws and applicable law with respect to any all claims and liabilities asserted against Executive in his capacity as an executive and/or director of the Company, and any related defense-related reasonable attorney fees and expenses.

(b) Executive agrees to indemnify the Company for all expenses, including court costs and reasonable attorneys’ fees, necessarily incurred by the Company in connection with the enforcement of the Restrictive Covenants, whether or not litigation is entirely commenced and including litigation of any appeal taken or defended by the Company is any action to enforce this Agreement.

13. Representations of the Parties.

(a) Executive hereby represents, warrants, covenants and agrees that Executive has the right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

(b) Executive further represents that, during the past five years:

(i) No petition has been filed under the federal bankruptcy laws or any state insolvency law by or against, or a receiver, fiscal agent or similar officer has been appointed by a court for his business or property, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii) Executive has not been convicted in a criminal proceeding and is not the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

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(iii) Executive has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B)  Engaging in any type of business practice; or

(C)  Engaging in any activity in connection with the purchase or sale of any  security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv) Executive has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting, for more than 60 days, his right to engage in any activity described in Section 13(b)(iii)(A) of this Agreement, or to be associated with persons engaged in any such activity;

(v) Executive has not been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; and

(vi) Executive has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

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(c) The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder.

14. Miscellaneous.

(a) Notices. Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Section 14(a), to the parties at their respective addresses set forth at the beginning of this Agreement, with notice to the Company being sent to the attention of the individual who executed this Agreement on its behalf. Any party may, by like notice, change the person, address or telecopier number to which notice is to be sent.

(b) Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to principles of conflicts of laws.

(c) Severability. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in Section 9 of this Agreement, so that it complies with applicable law.

(d) Entire Agreement This Agreement constitutes the entire agreement of the Company and Executive as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement.

(e) Modification; Waiver. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

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(f) Employment Policies. Executive acknowledges and agrees that he will be bound to follow all Company policies as may be implemented by the Company from time to time, and as may be revised in the Company’s sole discretion from time to time.

(g) Resolution of Disputes. Notwithstanding the injunctive relief provisions of Section 111 of this Agreement, the Executive and the Company agree that any dispute, claim or other controversy, whether based on contract, tort, discrimination, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement or with the Executive’s employment with Company (“Claim”) shall be resolved exclusively through final and binding arbitration before a single arbitrator in New York City, New York under the rule then in effect of the American Arbitration Association (“AAA”). If there is any conflict between the AAA rules and this arbitration clause, this arbitration clause will govern and determine the rights of the parties. The parties to this Agreement shall be entitled to full discovery regarding any Claim submitted to arbitration pursuant to this Section. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties (other than a claim by the Company for injunctive relief pursuant to Section 10 of this Agreement). The arbitrators shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to them. The arbitrators may grant any relief authorized by law for any properly established claim; provided, that, except as expressly provided in Section 11, the arbitrators shall have no authority to modify the express provisions of this Agreement.

The arbitrator’s decision on the Claim shall be full enforceable as an arbitration award in any court having jurisdiction and venue over the parties. The arbitrator shall also award the prevailing party any reasonable attorneys’ fees and reasonable expenses the prevailing party incurs in connection with the arbitration, and the non-prevailing party shall pay the arbitrator’s fees and expenses. The arbitrator shall determine who is the prevailing party. Each party also agrees to accept service of process for all arbitration proceedings in accordance with the AAA rules. The Executive acknowledges that the purpose and effect of this Section 14(g) is solely to elect private arbitration in lieu of any judicial proceeding he might otherwise have available to him in the event of an employment-related dispute between him and the Company. Therefore, the Executive hereby waives his right to have any such employment-related dispute heard by a court or jury, as the case may be, and agrees that his exclusive procedure to redress any employment-related claims will be arbitration. This arbitration provision shall remain in full force and effect after expiration or termination this Agreement.

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(h) Assignment. No party shall have the right to assign or transfer any of its or his rights hereunder except that the Company’s rights and obligations may be assigned in connection with a merger or consolidation of the Company or a sale by the Company of all or substantially all of its business and assets. The term “the Company” as used throughout this Agreement shall include (i) any successors or assigns of Company, and (ii) any successor, individual, association, partnership or corporation to which all or substantially all of the business, stock or assets of the Company shall have been transferred, and (iii) any other corporation into or with which Company shall have or has been merged, consolidated, reorganized or absorbed, all of whom shall be bound by the provisions of this Agreement, provided that no such assignment, sale of assets, merger or other such event shall relieve the Company, of any of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

(i) Drafting Ambiguities. Each party to this Agreement has reviewed and revised this Agreement. Each party to this Agreement has had the opportunity to have such party’s legal counsel review and revise this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

(j)The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

(k) This Agreement may be executed in counterparts, each of which when so executed and delivered will be an original document, but both of which counterparts will together constitute one and the same instrument.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Signature

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Jianhua Wu
Jianhua Wu, Chief Executive Officer

/s/ Parkson Yip
Parkson Yip

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